Exhibit 99.1

PRESS RELEASE 8/24/2016

Announcement of Closure of

AccuShares Spot CBOE VIX Fund (VXUP and VXDN)

and

AccuShares S&P® GSCI Crude Oil Excess Return Fund (OILU and OILD)

AccuShares Investment Management (“AIM”), sponsor to the AccuShares Spot CBOE VIX Fund and the AccuShares S&P GSCI Crude Oil Excess Return Fund (each, a “Fund” and together, the “Funds”), on August 24, 2016, has determined to liquidate and terminate each Fund. Due to each Fund’s assets remaining small and the expectation that the assets of the Funds will not grow sufficiently in the foreseeable future, AIM believes that it is in the best interests of each Fund and its respective shareholders for the Fund’s business and operations not to continue.

As of the close of regular trading on the NASDAQ stock market (“NASDAQ”) on September 8, 2016 (“Closing Date”), the shares of each class of the Funds will cease trading on the NASDAQ and will be closed to purchases by investors. Effective immediately, each Fund no longer will accept creation orders. Shareholders may sell their holdings in each Fund prior to the close of regular trading on the Closing Date and customary brokerage charges may apply to these transactions. Prior to the Closing Date, each Fund will be in the process of winding up its operations in an orderly fashion.

On or about September 8, 2016, each Fund will declare cash distributions and distribute cash pro rata based on respective Share Class Values to all remaining shareholders who have not previously redeemed their shares. These distributions are taxable events. These payments to shareholders will include Net Investment Income, if any. Once the distributions are complete, each Fund will terminate.

For more information, please contact the Funds at 1-855-286-7866.

About AccuShares:

Founded in 2011, AccuShares Investment Management, LLC, (www.accushares.com) develops and sponsors innovative exchange traded funds (ETFs) in key alternative asset classes, including oil and volatility. The company holds a series of technology patents that provide the basis for a more institutional approach to constructing index-based products, enhancing tracking accuracy and transparency while reducing fund costs.

Disclosures:

Neither the Trust nor the Funds is an investment company within the meaning of the Investment Company Act of 1940 and neither is subject to regulation thereunder. Although AccuShares is registered as a commodity pool operator with the Commodity Futures Trading Commission (“CFTC”), the Trust and the Funds are not subject to regulation under the Commodities

Exchange Act or by the CFTC. Consequently Fund shareholders are not afforded the regulatory protections provided to investors in registered investment companies or commodity pools.

Investing in the Funds involves substantial risk and high volatility, including possible loss of principal. Shares of a Fund are intended for sophisticated, professional and institutional investors. Each Fund is not intended to be used as a long-term passive investment vehicle and should be used by investors who understand the risks of the volatility market. Investors expecting a Fund’s Underlying Index to decline should purchase the Fund’s Down Shares, and investors expecting the Underlying Index to increase should purchase the Fund’s Up Shares, to align their respective Fund investments with their respective expectations. Please read the respective Fund’s prospectus carefully before investing. Each Fund’s prospectus can be obtained by clicking the link below.

http://www.accushares.com/resources/vix-fund-prospectus

The Trust is a Delaware statutory trust organized by AccuShares into separate fund series. Each Fund’s shares represent fractional undivided interests in and ownership of the Fund only and not any other series of the Trust or the Trust as a whole. Each Fund offers its shares on a continuous basis and is listed on the NASDAQ.

AccuShares Spot CBOE VIX Fund Disclaimers:

The Fund is not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC (the “Index Provider”), Dow Jones Trademark Holdings LLC (“Dow Jones”), Standard & Poor’s Financial Services LLC (“S&P”), their respective affiliates or their third party licensors (including The Chicago Board Options Exchange Incorporated (“CBOE”)) and none of such parties make any representation or warranty, express or implied, regarding the advisability of investing in securities generally or in the Fund particularly, or the ability of the Underlying Index or any related indices or sub-indices to track the appropriate market performance, or as to the results to be obtained by the Trust, the Fund, the Fund’s shareholders or any other person or entity from use of the Underlying Index or any data included therein. None of such parties have any liability for any errors, omissions, or interruptions in the Underlying Index or such data, and the Index Provider and CBOE do not guarantee the accuracy or the completeness of the Underlying Index or such data. Neither the Index Provider nor CBOE make any express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the Underlying Index or such data. Without limiting any of the foregoing, the Index Provider, Dow Jones, S&P, CBOE, their affiliates and third party licensors expressly disclaim any and all liability for any special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

The only relationship of the Index Provider, CBOE, their affiliates or their third party licensors to AccuShares, the trustee of the Trust (the “Trustee”), the Trust or the Fund is the licensing of certain trademarks, trade names and service marks and of the Underlying Index, which is constructed, calculated and published by CBOE, and has been licensed by the Index Provider, without regard to AccuShares, the Trustee, the Trust or the Fund. Neither AccuShares, nor the Trustee, nor the Trust, nor the Fund has any contractual relationship or other arrangement with

CBOE with respect to the use of the Underlying Index and related intellectual property. Instead, the rights of AccuShares, the Trust and the Fund to utilize the Underlying Index and related intellectual property is derivative of the rights of the Index Provider under its agreement with CBOE. CBOE has no obligation to take the needs of AccuShares, the Trustee, the Trust, the Fund or the Fund’s shareholders into consideration in determining, composing or calculating the Underlying Index.

Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors is responsible for or has participated in the determination of the timing, price or quality of the shares issued by the Fund or in the determination or calculation of the equation by which the shares are to be converted into cash. Neither the Index Provider, CBOE, nor any of their respective affiliates or third party licensors shall have any obligation or liability, including, without limitation, to Fund investors, in connection with the administration, marketing or trading of the Fund.

The Underlying Index is a product of CBOE, which is licensed by the Index Provider or its affiliates to AccuShares in connection with the operation of the Fund. Standard & Poor’s® and S&P® are registered trademarks of S&P; Dow Jones® is a registered trademark of Dow Jones; CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index® and VIX® are registered trademarks of CBOE; and these trademarks have been licensed for use by the Index Provider and sublicensed for certain purposes by AccuShares. AccuShares™ is a trademark of AccuShares Holdings LLC.

AccuShares S&P GSCI Crude Oil Excess Return Fund Disclaimers:

The "The S&P GSCI® Crude Oil" is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”) and, and has been licensed for use by AccuShares Management LLC. Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by AccuShares Management LLC. AccuShares Crude Oil Fund is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P GSCI Crude Oil.

Foreside Fund Services, LLC Marketing Agent

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AccuShares Investor Service Center
1-855-286-7866
info@accushares.com